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			          AMENDMENT TO
	AST RESEARCH, INC. 1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



	WHEREAS, the purpose of this amendment is to provide for the limitation under the AST Research, Inc. 1991 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") of the number of options and/or shares of restricted stock which may be granted to any participant in the Directors' Plan in a given calendar year;

	NOW, THEREFORE, the Directors' Plan is hereby amended, subject to approval by the stockholders, as set forth herein. The following sentence shall be added at the end of Section 7, of the Directors' Plan, which section is captioned "Participants; Timing and Size of Option Grants:"

		"Notwithstanding the foregoing or any other term or provision herein, the maximum number of shares of Common Stock with respect to which any Participant may receive Options hereunder during any calendar year may not exceed 100,000."

	The Directors' Plan shall remain in full force and effect, as hereby amended.

	The undersigned, as Secretary of AST Research, Inc. (the "Company"), hereby certifies that the foregoing Amendment was duly adopted by the Compensation Committee, which also functions as the Plan Approval
Committee, and by the Board of Directors of the Company on October 28, 1993, and was duly approved by the stockholders of the Company at the Annual Meeting of Stockholders held on January 28, 1994.

Dated:  January 28, 1994



						Dennis R. Leibel, Secretary